EXHIBIT 99
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                                FILER INFORMATION
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Name:     City of London Investment Management Company Limited


Address:  10 Eastcheap
          London EC3M ILX, England


Designated Filer: City of London Investment Group PLC


Issuer and Ticker Symbol:  The Korea Equity Fund, Inc. ("KEF")


Statement for
 Month/Year:   August 2005


Signature:     City of London Investment Management Company Limited


               By: /s/ Barry M Olliff
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                   Name: Barry M Olliff, Director